Exhibit 99.2

                                                               [Logo for Exelon]

EXELON

ONE COMPANY, ONE VISION

Exelon strives to build exceptional value -- by becoming the best and most consistently profitable electricity and gas company in the United States.

To succeed,we must...

LIVE UP TO OUR COMMITMENTS

-  Keep the lights on.
-  Perform safely -- especially in nuclear operations.
-  Constantly improve our environmental performance.
-  Act honorably and treat everyone with respect,decency,and integrity.
- Continue building a high performance culture that reflects the diversity of our communities.
-  Report our results,opportunities and problems honestly and reliably.

PERFORM AT WORLD -- CLASS LEVELS

-  Relentlessly pursue greater productivity,quality and innovation.
-  Understand the relationships among our businesses and optimize the whole.
-  Promote and implement policies that build effective markets.
- Adapt rapidly to changing markets,politics,economics and technology to meet our customers' needs.
- Maximize the earnings and cash flow from our assets and businesses and sell those that do not meet our goals.

INVEST IN OUR CONSOLIDATING INDUSTRY

-  Develop strategies based on learning from past successes and failures.
- Implement systems and best practices that can be applied to future acquisitions.
- Prioritize acquisition opportunities based on synergies from scale,scope, generation and delivery integration, and our ability to profitably satisfy provider of last resort (POLR) and other regulatory obligations.
- Make acquisitions that will best employ our limited investment resources to produce the most consistent cash flow and earnings accretion.
- Return earnings to shareholders when higher returns are not available from acquisition opportunities.